UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 29, 2023

Akumin Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-39479	88-4139425
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8300 W. Sunrise Boulevard Plantation, Florida	33322
(Address of principal executive offices)	(Zip Code)

(844) 730-0050

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	AKUMQ*	OTC Pink Open Market*
Common Stock, $0.01 par value per share	AKU	Toronto Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

*

On November 20, 2023, the Nasdaq Stock Market LLC (“Nasdaq”) filed a Form 25-NSE with the U.S. Securities and Exchange Commission to delist the common stock of Akumin Inc. (the “Company”) from Nasdaq. The delisting became effective on November 30, 2023, 10 days after the filing date of the Form 25-NSE. The Company’s common stock has commenced trading on the OTC Pink Open Market under the symbol “AKUMQ”.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of David Kretschmer

On December 29, 2023, David Kretschmer, the Chief Financial Officer (“CFO”) of Akumin Inc. (the “Company”), entered into a Confidential Separation Agreement and General Release (the “Separation Agreement”) with the Company. Under the terms of the Separation Agreement, Mr. Kretschmer submitted to the Company a Notice of Resignation (the “Notice of Resignation”) dated December 29, 2023 announcing his intention to resign from his position as CFO of the Company effective on December 29, 2023 (the “CFO Position Resignation Date”).

Summary of the Material Terms of the Separation Agreement

Pursuant to the terms of the Separation Agreement, and subject to Mr. Kretschmer’s compliance with his continuing obligations under the Separation Agreement, the Company agreed that (i) it would retain Mr. Kretschmer as an employee from the CFO Position Resignation Date until the Separation Date (as defined in the Separation Agreement) (the time between the CFO Position Resignation Date and Separation Date shall be referred to as the “Transition Period”) and that (ii) during the Transition Period, (A) Mr. Kretschmer would no longer receive any compensation including compensation for his services as CFO of the Company as provided in the Amended Offer Letter between him and the Company, dated February 16, 2023 (the “Amended Offer Letter”), which is filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on February 23, 2023, (B) Mr. Kretschmer will be available to provide reasonable consultation services and transition-related services, and (C) Mr. Kretschmer would continue to participate in any available employee health and benefit plans and policies that he participated in prior to the CFO Position Resignation Date but not in any employee bonus or severance plans and policies of the Company except as otherwise provided in the Separation Agreement), (D) Mr. Kretschmer would not earn or accrue any vacation time or other paid leave during the Transition Period, and (E) the Company would reimburse reasonable business expenses properly incurred by Mr. Kretschmer prior to the Separation Date in furtherance of his employment with the Company, subject to the Company’s applicable business expense reimbursement policy.

All Restricted Share Units (as defined in the Company’s Amended and Restated Restricted Share Unit Plan (the “RSU Plan”)), which RSU Plan was filed as Exhibit 10.3 of the Company’s Form 10-Q filed with the SEC on August 9, 2023, held by Mr. Kretschmer that were unvested as of the CFO Position Resignation Date will vest on the CFO Position Resignation Date and will be settled in accordance with the RSU Plan and the Separation Agreement.

The foregoing descriptions of the Separation Agreement is not complete and is qualified in its entirety by reference to the full and complete terms of the Separation Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Appointment of Ronald J. Bienias as Interim Chief Financial Officer

On December 29, 2023, the Company appointed Ronald J. Bienias to serve as the Company’s Interim Chief Financial Officer (“Interim CFO”). Mr. Bienias, age 53, currently serves as the Company’s Chief Restructuring Officer (“CRO”) and has served as a Partner & Managing Director at AlixPartners, LLP (“AlixPartners”) since January 2021. Mr. Bienias previously served as Director at AlixPartners from April 2017 through January 2021. He is a Certified Insolvency and Restructuring Advisor, and a Certified Turnaround Professional. Mr. Bienias holds an MBA from the University of Michigan’s Ross School of Business.

There are no arrangements or understandings between Mr. Bienias and any other person pursuant to which he was selected as Interim CFO of the Company, and there are no family relationships between Mr. Bienias and any of the Company’s directors or executive officers. Mr. Bienias has no direct or indirect material interest in any existing or currently proposed transaction that would require disclosure under Item 404(a) of Regulation S-K.

The appointment of Mr. Bienias as Interim CFO is made pursuant to the Agreement for Interim Management Services between AlixPartners, LLP and Akumin, Inc. and certain of its affiliates and subsidiaries, dated October 17, 2023 (the “Interim Management Services Agreement”) filed as Exhibit 10.2 to the Company’s Current Report filed with the SEC on October 20, 2023 and the Addendum 1 thereto, dated December 12, 2023 (the “Interim Management Services Agreement Addendum”), which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

In connection with his service as the Company’s CRO and Interim CFO, Mr. Bienias will not receive any compensation directly from the Company. Instead, the Company agreed to pay AlixPartners the following fees for its consulting services in connection with a restructuring of the Company (“the Restructuring”): (i) the Company will pay AlixPartners specified hourly rates for the services of Mr. Bienias and of other AlixPartners personnel, as well as provide reimbursement for all reasonable out-of-pocket expenses incurred by AlixPartners in connection with the Restructuring and (ii) the Company paid AlixPartners a retainer in the amount of $250,000 pursuant that certain engagement letter between the Company and AlixPartners dated September 12, 2023, which shall be applied against the fees due to AlixPartners under the Interim Management Services Agreement. AlixPartners will refund any unused amounts remaining on account.

The foregoing descriptions of (i) the Interim Management Services Agreement and (ii) the Interim Management Services Agreement Addendum do not purport to be complete and are qualified in their entirety by reference to (1) the full text of the Interim Management Services Agreement, which is filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on October 20, 2023 and is incorporated herein by reference and (2) the full text of the Interim Management Services Agreement Addendum, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01 Regulation FD.

On December 29, 2023, the Company issued a press release announcing the resignation of Mr. Kretschmer. A copy of the press release is furnished as Exhibit 99.1 hereto.

The information in this Item 7.01 is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Confidential Separation Agreement and General Release, dated December 29, 2023, by and between the Company and David Kretschmer.

10.2	Agreement for Interim Management & Consulting Services - Addendum 1, dated December 12, 2023.

99.1	Press Release, dated December 29, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Akumin Inc.

Date: January 2, 2024	By:	/s/ Riadh Zine
Riadh Zine Chairman, Chief Executive Officer and Director